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                                                                    EXHIBIT 21.1







                                  MASTEC, INC.
                               AFFILIATED ENTITIES
                                    JULY 2004

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
                                            NORTH AMERICA


Church & Tower, Inc.(FL)                                      (100% owned by MasTec, Inc.)

Church & Tower Environmental, Inc.(DE)                        (100% owned by MasTec, Inc.)

Cruz-Cell, Inc. (IN)                                          (100% owned by MasTec North America, Inc.)

Dresser/Areia Construction, Inc. (CA)                         (100% owned by MasTec North America, Inc.)

Flaire Incorporated (MO)                                      (100% owned by MasTec North America, Inc.)

Integral Power & Telecommunications Corporations Ltd.         (100% owned by Phasecom Systems Inc.)
  (Canadian)

MasTec Asset Management Company, Inc. (NV)                    (100% owned by MasTec, Inc)

MasTec Contracting Company, Inc. (NV)                         (100% owned by MasTec, Inc)

MasTec Integration Systems, Inc. (CA)                         (100% owned by MasTec, Inc.)
         f/k/a Aidco Systems, Inc.

MasTec Minnesota SW, LLC (NV)                                 (100% MasTec Services Company, Inc.)

MasTec Network Services, Inc. (CA)                            (100% owned by MasTec, Inc.)
         f/k/a Aidco, Inc.

MasTec North America, Inc. (FL)                               (100% owned by MasTec, Inc.)

MasTec Services Company, Inc. (FL)
         f/k/a Central America Construction, Inc.             (100% owned by MasTec, Inc.)
                MasTec Minnesota SW, LLC (NV)                          (100% MasTec Services Company, Inc.)

MasTec Telcom & Electrical Services, Inc. (NY)                (100% owned by MasTec North America, Inc.)
         f/k/a Alert Electrical Contracting Co., Inc.

Phasecom Systems Inc. (Canadian)                              (100% owned by MasTec, Inc.)

Phasecom America, Inc. (FL)                                   (100% owned by MasTec North America, Inc.)

Protel Ind., Inc. (FL)                                        (100% owned by MasTec North America, Inc.)
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
Renegade of Idaho, Inc. (FL)                                  (100% owned by MasTec, Inc.)

S.S.S. Construction, Inc. (MN)                                (100% owned by MasTec, Inc.)

Upper Valley Utilities Corp. (UT)                             (100% owned by MasTec North America, Inc.)

Wilde Holding Co., Inc.(DE)                                   (100% owned by MasTec, Inc.)
         Wilde Acquisition Co., Inc. (DE)                              (100% owned by Wilde Holding Co.,Inc)
                  Northland Contracting, Inc. (MN)                     (100% owned by Wilde Acquisition Co., Inc.)

Wilde Optical Service, Inc. (MN)                              (100% owned by MasTec, Inc.)

JMC Insurance Company, Inc.                                   (100% owned by MasTec, Inc.)

NEVCO LLC I (NV)                                              (Sole member - MasTec, Inc.)

NEVCO LLC II (NV)                                             (Sole member - Scott Europe Holdings One LP)

Globetec Construction, LLC (FL)                               51% owned by MasTec, Inc.

S & D Communications, Inc. (MO)                               49% owned by MasTec, Inc.

M & J Cable TV Contractor, Inc. (IL)                          49% owned by MasTec North America, Inc.

                                          HOLDING COMPANIES

MasTec FC, Inc. (NV)                                          (100 % owned by MasTec, Inc.)

MasTec Real Estate Holdings, Inc. (FL)                        (100% owned by MasTec, Inc.)
         Stackhouse Real Estate Holdings, Inc.                (100% owned by MasTec North America, Inc.)
         (f/k/a H-W Acquisition II, Inc. (DE)

MasTec of Texas, Inc. (TX)                                    (100% owned by MasTec, Inc.)

MasTec TC, Inc. (NV)                                          (100% owned by  MasTec, Inc.)


                                                   INTERNATIONAL

                                                  LATIN AMERICA


Aidco de Mexico, S.A. de C.V. (Mex.)                          (98% owned by MasTec, Inc.)
                                                              (2% owned by MasTec International Holdings, Inc.)
MasTec Latin America, Inc. (DE)                               (100% owned by MasTec, Inc.)

Acietel Mexicana, S.A. (Mex.)                                 (99% owned by Dresser Acquisition Company)
                                                              (1% owned by MasTec International Holdings, Inc.)
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
MasTec Brasil S/A (Brazil)                                    (88% owned by MasTec Latin America, Inc.)
                  CIDE Engenharia, Ltda. (Brazil)             (100% owned by MasTec Brasil S/A)

Mastec Participacoes Do Brasil LTDA                           (100% owned by MasTec, Inc.)

MasTelecom Europe I APS (Denmark)                             (100% owned by MasTec, Inc.)

MasTelecom Europe II BV (Netherlands)                         (100% owned by MasTelecom Europe I  APS)

MasTelecom Services S. DE R.L. DE C.V.                        (100% owned by MasTelecom Europe II BV)
(Mexico)

MasTelecom S. DE R.L. DE C.V.                                 (100% owned by MasTelecom Europe II BV)
(Mexico)


Pantel Inversiones de Venezuela, CA                           (100% owned by MasTec Venezuela, Inc.)
(Venezuela)

Burntel Telecommunications, C.A.                              (50% owned by Pantel Inversiones)

Scott Europe Holdings One LP (Scotland)                       (MasTec, Inc. Limited Partner)(Nevco LLC I General
                                                                  Partner)

Scott Europe Holdings Two LP (Scotland)                       (Nevco LLC II General Partner)(Scott Europe Holdings One
                                                                  LP Limited Partner)


                                          HOLDING COMPANIES

MasTec Brazil, Inc. (FL)                                      (100% owned by MasTec, Inc.)

MasTec Brazil II, Inc. (FL)                                   (100% owned by MasTec, Inc.)

MasTec Ecuador, Inc. (FL)                                     (100% owned by MasTec, Inc.)

Mastec International Holdings, Inc. (FL)                      (100% owned by MasTec, Inc.)

MasTec Venezuela, Inc. (FL)                                   (100% owned by MasTec, Inc.)

MasTec Spain, Inc. (FL)                                       (100% owned by MasTec, Inc.)

Dresser Acquisition Company (FL)                              (100% owned by MasTec North America, Inc.)


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
                                      INTERNATIONAL INVESTMENTS

Latlink Corporation (DE)                                      (100% owned by MasTec, Inc.)
         Latlink Argentina, Inc. (DE)                         (100% owned by Latlink Corporation)

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